UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2008

CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)
5 Westbrook Corporate Center, Westchester, Illinois 60654-5749
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (708) 551-2600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 21, 2008, Corn Products International, Inc. (“Corn Products”) entered into a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Bunge Limited (“Bunge”) and Bleecker Acquisition Corp., a wholly owned subsidiary of Bunge (“Sub”).
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into Corn Products, with Corn Products as the surviving corporation of the merger (the “Merger”). As a result of the Merger, Corn Products will become a wholly owned subsidiary of Bunge and each outstanding share of Corn Products common stock will be converted into the right to receive a fraction of a validly issued, fully paid and non-assessable common share of Bunge (a “Bunge Share”) equal to the quotient (the “Exchange Ratio”) determined by dividing $56.00 by the Bunge Share Value (calculated as set forth below) and rounding to the nearest ten-thousandth of a share. The Exchange Ratio is subject to a collar such that, if the Bunge Share Value falls outside of the collar, the Exchange Ratio will become fixed. If the Bunge Share Value (as defined below) is equal to or greater than $133.10, then the Exchange Ratio will be 0.4207, and if the Bunge Share Value is equal to or less than $108.90, then the Exchange Ratio will be 0.5142. The “Bunge Share Value” will equal the volume weighted average of the per share daily closing prices of a Bunge Share on the New York Stock Exchange, as reported by The Wall Street Journal, for the fifteen consecutive trading days ending on and including the second trading day prior to the date on which Corn Products’ stockholder meeting to adopt the Merger is held. Corn Products’ stock options and other equity awards will generally convert upon consummation of the Merger and without any action on the part of the holder into stock options and equity awards with respect to Bunge Shares, after giving effect to the Exchange Ratio. Cash will be paid to Corn Products’ shareholders in lieu of fractional Bunge Shares.
Under the Merger Agreement, upon completion of the Merger, Samuel S. Scott III, Chairman, President and Chief Executive of Corn Products, will join Bunge’s board of directors.
The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Accordingly, Corn Products stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Corn Products common stock for Bunge Shares in the Merger, except with respect to any cash received in lieu of fractional Bunge Shares.
Corn Products has made customary representations and warranties and covenants in the Merger Agreement, including, among others (i) to cause a meeting of Corn Products’ stockholders to be held to consider the approval of the Merger Agreement, and (ii) subject to certain exceptions, for Corn Products’ Board of Directors (the “Board”) to recommend that Corn Products’ stockholders adoption of the Merger Agreement.
The Merger Agreement contains certain termination rights for both Bunge and Corn Products, and further provides that, upon termination of the Merger Agreement, (i) under certain circumstances, Corn Products may be obligated to pay Bunge a termination fee of $110 million and, in certain circumstances, pay Bunge’s transaction expenses up to $10 million (the amount of any such expenses paid to be credited against the termination fee if the termination fee subsequently becomes payable), and (ii) Bunge may be obligated to pay Corn Products, under certain circumstances, Corn Products’ transaction expenses up to $10 million.
Consummation of the Merger is subject to customary closing conditions, including (i) requisite approvals of Corn Products and Bunge stockholders, (ii) effectiveness of the registration statement for the Bunge Shares to be issued in the Merger, (iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under certain foreign competition laws, (iv) delivery of customary opinions from counsel to Bunge and Corn Products that the Merger will qualify as a tax-free reorganization for federal income tax purposes, and (v) the absence of certain legal impediments to the consummation of the Merger.
The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Corn Products. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Corn Products, Bunge or Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Corn Products’ public disclosures.
Item 8.01. Other Events.
On June 23, 2008, Corn Products issued a joint press release with Bunge announcing that it had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.
On June 23, 2008, the Chief Executive Officer of Corn Products distributed a letter to Corn Products’ senior leaders announcing to them the execution of the Merger Agreement. A copy of the letter is furnished as Exhibit 99.2 hereto.
On June 23, 2008, Corn Products distributed a slide presentation to its employees announcing to them the execution of the Merger Agreement. A copy of the slide presentation is furnished as Exhibit 99.3 hereto.
Where You Can Find Additional Information
This communication is not a solicitation of a proxy from any security holder of Bunge or Corn Products. Bunge plans to file with the Securities and Exchange Commission a Registration Statement on SEC Form S-4 concerning the proposed merger of Corn Products with a subsidiary of Bunge that will include a joint proxy statement of Bunge and Corn Products that also constitutes a prospectus of Bunge. Bunge and Corn Products will mail the joint proxy statement/ prospectus to their stockholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Bunge will be available free of charge from Bunge Limited Investor Relations, 50 Main Street, White Plains, New York 10606, (914) 684-2800 or from Bunge’s website, www.bunge.com. Documents filed with the SEC by Corn Products will be available free of charge from Corn Products International, Inc. Investor Relations, at 5 Westbrook Corporate Center, Westchester, Illinois 60154-5749 or by calling 708-551-2600 or from the Corn Products website, www.cornproducts.com, under the tab “Investors” and then under the heading “Financial Reports” and then under the item “SEC Filings.”
Bunge and Corn Products and their respective directors and executive officers and other members of their management and employees, may be soliciting proxies from Bunge and Corn Products stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Bunge and Corn Products stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Bunge’s executive officers and directors in its Annual Reports on Form 10-K for the year ended December 31, 2007 as well as in its definitive proxy statement to be filed with the SEC related to Bunge’s 2008 Annual Meeting of Stockholders. You can find information about Corn Products’ executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2007 as well as in its definitive proxy statement to be filed with the SEC related to Corn Products’ 2008 Annual Meeting of Stockholders. You can obtain free copies of these documents from Bunge and Corn Products using the contact information above. Other information regarding the participants in a proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus filed in connection with the proposed transaction.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc.

99.1	Joint Press Release dated June 23, 2008 issued by Corn Products and Bunge.

99.2	Letter to employees dated June 23, 2008 from Corn Products.

99.3	Slide presentation to employees dated June 23, 2008 from Corn Products.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2008	CORN PRODUCTS INTERNATIONAL, INC.
	By:	/s/ Mary Ann Hynes
Mary Ann Hynes
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc.

99.1	Joint Press Release dated June 23, 2008 issued by Corn Products and Bunge.

99.2	Letter to employees dated June 23, 2008 from Corn Products.

99.3	Slide presentation to employees dated June 23, 2008 from Corn Products.